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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in Registration Statement No. 333-51425 of LIFE Financial Corporation on Form S-8 of our report dated March 26, 1999 (June 7, 2001 as to the effects of the reverse stock split described in Note 20), appearing in this Annual Report on Form 10-K/A of LIFE Financial Corporation for the year ended December 31, 2000.

                      /s/ Deloitte & Touche LLP

Costa Mesa, California
November 29, 2001

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  EXHIBIT 23.1